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                                                                    EXHIBIT 99.1

AREA
BANCSHARES
CORPORATION
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Media Release

                              FOR IMMEDIATE RELEASE
OCTOBER 4, 1999

CONTACT:     MR. TIMOTHY O. SHELBURNE
             AREA BANCSHARES CORPORATION
             SENIOR VICE PRESIDENT AND
             GENERAL COUNSEL
             (270)-688-7750


         AREA BANCSHARES CORPORATION ANNOUNCES PROPOSED BROKERAGE VENTURE


OWENSBORO, KENTUCKY: October 4, 1999-Area Bancshares Corporation (NASDAQ: AREA) and The Eifler Group of Prudential Securities have announced the signing of definitive agreements providing for Area's purchase of the investment business currently operated by Thomas Eifler, Sr. and Thomas Eifler, Jr. in Louisville, Kentucky. Under the terms of the agreements, the Eiflers will become associated with Area Services, Inc., a wholly owned subsidiary of Area Bancshares Corporation, and will manage the company's non-deposit investment product line under the name Area Investment Services. Thomas Eifler, Sr. will act as CEO and Thomas Eifler, Jr. will act as President of the subsidiary operating company. The transactions are expected to close during the last quarter of 1999.

         Thomas R. Brumley, Area's Chief Executive Officer, said, "This venture creates a great opportunity for our company to complement the broad line of financial services available to our customer base. The Eiflers have worked extensively in the securities industry with Prudential Securities. We are excited about the opportunity to join forces with them, and we plan to use their brokerage expertise to expand our presence in this line of business."

         Area Bancshares Corporation, a $2.3 billion multi-bank holding company, headquartered in Owensboro, Kentucky, operates 13 banks with 65 banking facilities in 24 cities throughout Kentucky. Through its subsidiaries, Area offers a broad range of banking and banking-related services.


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